Exhibit 10.1

Pursuant to Item 601(b)(10)(iv) of Regulation S-K of the Securities Act of 1933, as amended, certain information has been excluded from this Exhibit 10.1 by removing the excluded text and inserting “[****]” in its place. Such information has been excluded from this Exhibit 10.1 because the registrant customarily and actually treats such information as private or confidential, and it is (i) not material and (ii) would cause competitive harm to the registrant if it was publicly disclosed.

Acquisition and Purchase Agreement

This Agreement (“Agreement”) is made on March 9, 2024, by ALPHA PLOTTER, LLC, a California limited liability company (“Seller”), and METEN SERVICE USA CORP (“Buyer”) concerning the acquisition of certain equipment and goodwill located at [****].

The purpose of this contract signed by both parties is to ensure that the Buyer acquires a BTC mining facility under construction by the Seller, which is about to be put into normal operation on schedule with an electrical load of [****], for the long-term deployment and operation of BTC mining machines. The completion and commissioning of the mining facility are in accordance with the contractually agreed deadlines and relevant technical conditions; the construction and operation of the mining facility comply with local laws and regulations and have obtained the approval and qualification requirements of the relevant government departments; the electricity supply, land, and above-ground building leases, and other legal relations and corresponding contracts involved in the construction and operation of the mine can ensure or achieve the conditions for normal long-term deployment and operation.

Therefore, considering the mutual promises, contracts, and conditions contained herein, the parties agree as follows:

I. About the Acquisition Subject

(A) Regarding Assets

The Seller agrees to sell, transfer, and assign to the Buyer, and the Buyer agrees to purchase from the Seller, all specialized equipment and goodwill established on the premises for operating a cryptocurrency mining business, including but not limited to (Exhibit3-List of Acquisition Assets and delivery check list):

[****] transformers [****].(Alpha Plotter LLC will provide addition 6 months warranty(part and labor) from acceptance date)

[****] distribution panels. (Alpha Plotter LLC will provide addition 6 months warranty (part and labor)from acceptance date)

[****] mining containers equipped with Power Distribution Units (PDUs) and internet connections.

[****] feet of copper wire.

Internet access equipment.

Security cameras and recording equipment.

[****] industrial exhaust fans.

[****] wooden frame water curtains.

Other accessories as per the actual situation of the premises.

Tenant improvements made by the Seller inside the building, such as electrical connections and office area renovations, and all design and construction permits obtained from the city.

The Seller shall ensure that the transformers, mining containers, and other related facilities and materials delivered in the acquisition are intact and in a usable condition.

Relevant purchase invoices must be provided for the above equipment, facilities, and materials.

The above equipment, facilities, and materials should be registered, detailing the manufacturer or seller, manufacturing or sale date, main technical parameters, user manuals, maintenance terms, insurance situation, etc.

The Seller declares and guarantees to the Buyer that the Seller has good and marketable title to the assets, free of any liens, charges, and encumbrances. The above assets have not been used, and the mine formed by such assets does not have any deployed and operational mining machines.

(B) Regarding Power Supply

The Seller shall ensure the provision of all electricity supply contracts and other related documents signed with the power supplier.

The Seller shall ensure that the Buyer signs a [****] electricity supply contract and related documents with its power supplier, which shall not be more stringent than the original contract text signed by the Seller. The Seller shall terminate the original contract with the power supplier for the [****] electricity supply.

Or: At the same time as the transaction contemplated by this Agreement is completed, the Seller shall transfer to the Buyer all rights, title, interests, and obligations in the power purchase agreement, and the Buyer shall accept such transfer and assume all obligations of the Seller under the power purchase agreement from the delivery date onwards. A true and correct copy of the PPA is attached hereto as “Exhibit1-PPA from Greenville Utility.”

(C) Regarding Leasing

The Seller leases the premises from WELLSPRING PROPERTIES, LLC, a [****] limited liability company (“Landlord”), pursuant to a lease agreement dated September 23, 2021 (“Lease” or “Original Lease”), more specifically described in “Exhibit2-1512 Hooker Rd Lease agreement” attached to the Lease Agreement.

The Seller shall ensure the provision of all lease contracts and other related documents signed with the land and above-ground building owners.

The Seller shall ensure that the Buyer signs a lease contract with its landlord, and the landlord agrees that the Seller can sublease the premises to the Buyer during the contract term of the Original Lease.

(D) Regarding Construction and Acceptance Deadline

Both parties confirm that the construction completion and acceptance delivery deadline shall not be later than May 31, 2024, i.e., the Seller shall complete the construction, acceptance delivery, and reach operational deployment status by May 31, 2024.

II. Regarding Payment of Consideration

(A) The total consideration for this acquisition is USD3,400,000.00 or equivalent, of which [****] USD400,000.00 of stock of Buyer’s parent company BTC Digital Ltd. (NASDAQ: BTCT) valued at the average closing price on the ten trading days preceding the execution date of this Agreement.

(B) A contract deposit of [****] shall be paid within 5 working days after signing the acquisition agreement, [****]).

The deposit is part of the consideration. Except as otherwise provided in this Agreement, if the Buyer terminates this Agreement under any termination right expressly provided for in this Agreement, the deposit shall be fully refunded to the Buyer;

Buyer’s breach: If the Buyer breaches, the deposit shall be forfeited to the Seller as liquidated damages.

Seller’s breach: If the Seller fails to perform its obligations under this Agreement as agreed, the deposit shall be refunded to the Buyer plus an amount equal to the deposit or the maximum amount permitted by law as liquidated damages to the Buyer. In no event should the liquidated damage exceed the amount of the deposit.

After forfeiture of the deposit or the payment of the liquidated damage, the Parties shall have no further rights or obligations under this Agreement.

(C) After the completion of the mining facility construction and acceptance (“Exhibit4-Completion and Acceptance check list”,), the electricity supply contract, land and real estate sub-lease contract are signed and effective by the Buyer, the acquisition contract officially takes effect within 10 working days after paying [****], and simultaneously initiating the stock issuance to the other party. The part of BTCT stock issued to the Seller is valued at USD400,000.00, intended to be issued at the average closing price of the stock ten trading days prior to the effective date of the acquisition contract. The issued stock will be locked in a period of 6 months, after which the other party can dispose of it freely.

(D) The remaining consideration of [****] in cash shall be paid within 6 months after the acceptance is qualified, i.e., [****] at the last day of each month.

(E) All applicable taxes, duties, and transaction fees related to the acquisition shall be borne by the Seller and Buyer respectively unless otherwise agreed in writing.

III. About Delivery of the Subject Matter

After signing the acquisition contract and the Buyer paying [****] contract deposit, the registered equipment, facilities, materials, etc., shall be under joint supervision of both parties, and neither party may use or store them in an unreasonable manner.

After the acquisition contract officially takes effect and the electricity supply contract, land and real estate sub-lease contract are signed and effective by the Buyer, and the Buyer has paid [****], the acquisition subject matter shall be officially delivered to the Buyer for use and disposal.

IV. Effectiveness and Termination of the Acquisition Contract

(A) The conditions for the effectiveness of the acquisition contract are:

The mine construction is completed and accepted (written confirmation);

The electricity supply contract is signed and effective by the Buyer, and the rights and obligations related to the land and real estate lease are officially subleased to the Buyer.

The acquisition contract officially takes effect upon the fulfillment of the above conditions.

(B) Termination:

If Seller fails to complete the construction on time or fails to pass the acceptance or fails to obtain the approval and qualification requirements of the relevant government departments, the Buyer has the right to terminate the acquisition contract and demand the Seller to return the deposit plus an amount equal to the deposit as liquidated damages to the Buyer or the maximum amount permitted by law . In no event should the liquidated damage exceed the amount of the deposit. Upon termination, the Parties shall have no further rights or obligations under this Agreement. The obligations and responsibilities stipulated in the electricity contract, land and real estate lease contract or other documents signed and effective by the Buyer shall be borne by the other party.

V. Guarantee of Contract Performance

To ensure the smooth performance of this contract, the Seller provides a pledge of transformers and switch cabinets that are part of this contract and have been deployed and operational to the Buyer. The pledge shall be separately registered and confirmed by both parties. If the Buyer terminates the contract and demands the return of the deposit, the Seller breaches the contract and needs to compensate the Buyer, or a third-party claim against the Buyer due to the acquisition, the Buyer shall liquidate the above-mentioned pledged property for priority compensation. The guarantee period of the pledge is one year after the acquisition contract officially takes effect, covering but not limited to the claims, claims for rights, costs of realizing the principal claim, etc., arising from the acquisition.

VI. Confidentiality Clause

All information related to this Agreement, as well as all information related or derived from the products provided by the parties under this Agreement, whether in oral or written form, or in drawings, computer programs, or other forms, and all data derived therefrom (“Confidential Information”), shall be considered confidential and therefore shall not be disclosed to any unauthorized person. The Parties promise and agree to take all reasonable and feasible steps to ensure and protect the confidentiality of Confidential Information, which cannot be transmitted, sold, traded, published, or disclosed to any unauthorized person.

VII. Force Majeure

Force majeure refers to objective circumstances that could not be foreseen, avoided, or overcome at the time of the contract’s conclusion. In the event of force majeure, the party affected by the force majeure shall promptly notify the other party in writing and provide the other party with sufficient evidence of the occurrence and duration of the force majeure within the following 7 working days. The parties shall immediately consult to seek a reasonable solution and strive to minimize the losses caused by force majeure.

VIII. Dispute Resolution

(A) Applicable Law:

This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of [****], without regard to its conflict of laws rules.

The Parties agree to submit to the exclusive jurisdiction of the state and federal courts in the State of [****]and County of [****]and waive any jurisdictional, venue, or inconvenient forum objections to such courts.

(B) Related Costs: If any litigation or dispute arising from or related to this contract occurs, the winning party in such litigation or dispute has the right to recover all reasonable costs incurred, including but not limited to litigation fees and reasonable attorney’s fees, as well as any other relief the winning party may be entitled to.

(C) Compensation:

Taking the effectiveness of this contract and the completion of the official delivery as the time point, all losses, liabilities, damages, claims, fines, penalties, costs, and expenses caused or related to the Seller’s operation of cryptocurrency mining and related business at the premises before this time point shall be borne by the Seller. If the Buyer fails to pay the corresponding consideration on time at the time of official delivery, the Buyer shall pay liquidated damages to the Seller at a daily interest rate of 0.03% of the overdue amount for a delay of up to 10 working days (inclusive); if the delay exceeds 10 working days, the Seller has the right to demand compensation from the Buyer for all losses and reclaim the transfer contract rights and property ownership of the premises;

After this time point, all losses, liabilities, damages, claims, fines, penalties, costs, and expenses caused or related to the Buyer’s operation of cryptocurrency mining and related business at the premises shall be borne by the Buyer. The situation where the Seller intentionally conceals the truth causing the Buyer to bear losses, liabilities, damages, claims, fines, penalties, etc., after the effectiveness of this contract and the completion of the official delivery is excluded from this clause, limited to one year.

IX. Miscellaneous

For matters not covered in this contract, the parties shall negotiate separately and sign a supplementary agreement. This Agreement is made in two copies, each party holding one copy, both of which shall have the same legal effect.

The agreement has been made English. The English version shall prevail in case of any discrepancy or inconsistency between the English version and its Chinese translation.

The following is the signature page!

Seller:	ALPHA PLOTTER, LLC

/s/ Bo Tian
Name:	Bo Tian
Title:	General Manager
Date:	3/9/2024

Buyer:	METEN SERVICE USA CORP.

/s/ Jun He
Name:	Jun Je
Title:	CEO
Date:	3/8/2024

BTC Digital Ltd. (only to Section II(A))

/s/ Siguang Peng
Name:	Siguang Peng
Title:	CEO
Date:	3/8/2024

The attachments to this contract include “Exhibit1-PPA from Greenville utility”,“Exhibit2-1512 Hooker Rd Lease agreement”,“Exhibit3-List of Acquisition Assets and delivery check list”, “Exhibit4-Completion and Acceptance check list”, and “Exhibit5-Pledge List”.